Claros Mortgage Trust, Inc. Reports Second Quarter 2023 Results

New York, NY, August 1, 2023 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today reported its financial results for the quarter ended June 30, 2023. The Company’s second quarter 2023 GAAP net income was $4.3 million, or $0.02 per diluted share of common stock. Distributable Earnings (a non-GAAP financial measure defined below), prior to realized gain and principal charge-off, was $50.3 million, or $0.35 per diluted share of common stock. Distributable Loss was ($14.5 million), or ($0.10) per diluted share of common stock.

Second Quarter 2023 Highlights

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Current loan portfolio:
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$7.5 billion portfolio with a weighted average all-in yield of 9.2%
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Multi-family exposure of 41%
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Received loan repayment proceeds of $49 million.
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Funded approximately $162 million of follow-on fundings related to the existing loan portfolio via financings from three lenders.
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Paid a cash dividend of $0.37 per share of common stock for the second quarter of 2023.
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On June 30, 2023, acquired a mixed-use property located in New York City through an assignment-in-lieu of foreclosure, resulting in a principal charge-off of approximately $67 million.

“Our team continues to proactively manage our portfolio amidst dynamic capital market conditions,” said Richard Mack, Chief Executive Officer and Chairman of CMTG. “We have strong conviction in our portfolio assets, underscored by our Sponsor’s deep experience as an owner, operator and developer of multiple real estate asset classes. This expertise positions us well to navigate the current environment and strategically capitalize on opportunities in both the near and longer term.”

Teleconference Details

A conference call to discuss CMTG’s financial results will be held on Wednesday, August 2, 2023, at 11:00 a.m. ET. The conference call may be accessed by dialing 1-833-470-1428 and referencing the Claros Mortgage Trust, Inc. teleconference call; access code 019557.

The conference call will also be broadcast live over the internet and may be accessed through the Investor Relations section of CMTG’s website at www.clarosmortgage.com. The earnings presentation accompanying this release and containing supplemental information about the Company’s financial results may also be accessed through this website in advance of the call.

For those unable to listen to the live broadcast, a webcast replay will be available on CMTG’s website or by dialing 1-866-813-9403, access code 205734, beginning approximately two hours after the event.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Definitions

Distributable Earnings:

Distributable Earnings is a non-GAAP measure used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager, which the Company believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings is a non-GAAP measure, which the Company defines as net income as determined in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings. Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes principal charge-offs, as the Company believes these non-recurring items are not necessarily indicative of the Company’s current performance and operations.

The Company believes that Distributable Earnings and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to the Company’s net income and cash flows from operating activities determined in accordance with GAAP. The Company believes these metrics help it to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by the Company’s Manager, that it believes are not necessarily indicative of the Company’s current performance and operations. Distributable Earnings and Distributable Earnings prior to realized gains and losses do not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of the Company’s cash flows from operating activities, a measure of the Company’s liquidity or an indication of funds available for the Company’s cash needs. In addition, the Company’s methodology for calculating Distributable Earnings and Distributable Earnings prior to realized gains and losses may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings and Distributable Earnings prior to realized gains and losses reported by other companies.

In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings, Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator of mortgage REITs’ ability to cover their dividends, and to mortgage REITs themselves in determining the amount of any dividends. Distributable Earnings and Distributable Earnings prior to realized gains and losses are key factors considered by the board of directors in setting the dividend and as such the Company believes Distributable Earnings and Distributable Earnings prior to realized gains and losses are useful to investors. Accordingly, the Company believes providing these metrics on a supplemental basis to the Company’s net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of its business.

While Distributable Earnings excludes the impact of the Company’s provision for current expected credit loss reserves, loan losses are charged off and recognized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, or when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com

Claros Mortgage Trust, Inc.

Reconciliation of Distributable Earnings (Loss) to

Net Income Attributable to Common Stock

(Amounts in thousands, except share and per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023
Net income attributable to common stock:	$4,253	$36,678
Adjustments:
Non-cash stock-based compensation expense	4,395	3,366
Provision for (reversal of) current expected credit loss reserve	41,476	(3,239)
Depreciation expense	2,092	2,058
Unrealized loss on interest rate cap	259	1,404
Realized gain on extinguishment of debt	(2,217)	-
Distributable Earnings prior to realized gain and principal charge-off	$50,258	$40,267
Realized gain on extinguishment of debt	2,217	-
Principal charge-off from assignment-in-lieu of foreclosure	(66,935)	-
Distributable (Loss) Earnings	$(14,460)	$40,267
Weighted average diluted shares - Distributable Earnings	141,648,701	140,568,979
Diluted Distributable Earnings per share prior to realized gain and principal charge-off	$0.35	$0.29
Diluted Distributable (Loss) Earnings per share	$(0.10)	$0.29